Exhibit 99.1
COMERICA TO RELOCATE CORPORATE HEADQUARTERS TO DALLAS
Decision Accelerates Comerica’s Strategy to Diversify Customer Base and
Extend Reach into High-Growth Markets
Company Remains One of Southeast Michigan’s Largest Employers with
Approximately 7,300 Employees Across the State
Tom Ogden Appointed President of Comerica’s Michigan Market
DETROIT, March 6, 2007 – Comerica Incorporated (NYSE: CMA) today announced plans to relocate its corporate headquarters to Dallas, Texas. The relocation to Texas, where Comerica already has a major presence, will position the Company in a more central location with greater accessibility to all of its markets. Comerica will maintain its significant presence in Detroit, remaining one of Southeast Michigan’s largest employers following the relocation to the new Dallas headquarters office. The relocation is expected to occur by the end of the third quarter of 2007.
“Over the past three years, we have been advancing our strategy to diversify our customer base and extend Comerica’s reach into key high-growth markets,” said Ralph W. Babb, Jr., chairman and chief executive officer of Comerica. “Today, a significant percentage of Comerica’s earnings is generated in the Texas, Arizona, California and Florida markets. Moving our corporate headquarters to Dallas will give us greater proximity to all of our markets, and the additional resources in these markets will lead to accelerated growth for Comerica. In addition, the vibrant and diversified economies of Dallas, Houston and Austin will be particularly helpful to Comerica as we seek to continue attracting and retaining talented employees.”
According to U.S. Census Bureau projections, two-thirds of all Americans will live in the southern and western United States by 2030, with 30 percent in just three states – California, Florida and Texas. Based on data from the International Monetary Fund, Texas is the 10th largest economy in the world with a gross state product of nearly $1 trillion and has one of the highest population growth rates in the country.
Comerica has had a presence in Texas for almost 20 years. The Company currently has 71 banking centers in Dallas, Houston and Austin, and expects to significantly increase its growth in Texas. With more than $58 billion in assets, Comerica will be the largest bank holding company headquartered in the state, which the Company believes represents an important competitive differentiator as it works to enhance existing customer relationships and build new ones. Charles L. “Chuck” Gummer will continue in his role as President of Comerica’s Texas Market.
“Given Comerica’s long and successful history in the city of Detroit and the state of Michigan, this decision was not taken lightly,” Babb continued. “After a comprehensive review of our growth opportunities and very careful consideration, our Board of Directors and executive management believe the relocation of our corporate headquarters is in the best long-term interests of our shareholders, customers and employees.”
“Michigan and the city of Detroit are key markets for us. Comerica will continue to have approximately 7,300 employees throughout Michigan, where we intend to uphold our long-standing commitment to the local communities. We want our customers across Michigan to know that they can continue to rely on the same Comerica people who provide exceptional customer service and who they’ve come to know and trust,” said Babb.

Underscoring Comerica’s commitment to meeting the needs of its customers and continuing its market leadership in Michigan, Comerica also announced today that Tom Ogden has been appointed President of the Michigan Market.
Mr. Ogden began his banking career with Comerica in 1971, where he held various commercial lending and management positions, including service as the Bank’s chief credit officer from 1999 to 2003. Mr. Ogden was named executive vice president in 2001, and in 2003, he assumed the responsibilities for Global Corporate Banking where he oversees International Banking, U.S. Banking, Treasury Management, Corporate Finance and Specialized Industries.
“Today’s announcement is important for the future growth and expansion of Comerica, reflecting our commitment to customers in all of the markets we serve,” Babb concluded. “We look forward to announcing a specific location for the Dallas corporate headquarters shortly.”
About Comerica
Comerica Incorporated is a financial services company strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, and Canada and Mexico. Comerica reported total assets of $58.0 billion at December 31, 2006. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.
Attached as part of this press release are frequently asked questions.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Media Contact:
Wayne Mielke, 313-222-4732
Investor Contacts:
Darlene P. Persons, 313-222-2840
Paul Jaremski, 313-222-6317
Background / Rationale
1.	Why has Comerica decided to relocate its corporate headquarters to Dallas?

The relocation of Comerica’s headquarters from Detroit to Dallas is part of the Company’s ongoing efforts to accelerate growth and balance. Over the past three years, we have been advancing our strategy to diversify our customer base and extend Comerica’s geographic reach into key high-growth markets. Today, a significant percentage of Comerica’s earnings is generated in the Texas, Arizona, California and Florida markets. The move to Texas is a logical next step in accelerating our growth and ensuring our success in years to come. For example:
•	Comerica Will Be Closer to Its Markets. Compared to our other operating regions, Dallas, in particular, is most centrally located and provides us with greater accessibility to all of our markets. The additional resources in these markets will lead to accelerated growth for Comerica.

•	Comerica Will Be Uniquely Positioned. Comerica will be the largest bank holding company headquartered in Texas, which we believe represents an important competitive differentiator as we work to enhance existing customer relationships and build new ones.

•	Comerica Will Build on Its Strong Foundation. Comerica has had a presence in Texas for almost 20 years. The Company currently has 71 banking centers in Dallas, Houston and Austin, and we expect to significantly increase our growth in Texas. In addition, we believe the vibrant and diversified economies in Dallas, Houston and Austin will be particularly helpful to Comerica as we seek to continue attracting and retaining talented colleagues.
We’ve always said that Comerica must earn the right to be independent – we see this as an important step in fulfilling that objective.

2.	Why did Comerica choose Dallas? Why not another growth market, such as California?

We conducted a review of all our operations. What we found was that Dallas, in particular, is the most centrally located and gives us greater proximity to all of our markets.

Texas is also one of the largest economies in the world, has one of the highest population growth rates in the country and is home to 10,000 business headquarters. Comerica has had a presence in Texas for almost 20 years. The Company currently has 71 banking centers in Dallas, Houston and Austin, and we expect to significantly increase our growth in Texas.

Comerica will also be the largest bank holding company headquartered in Texas, which we believe represents an important differentiator as we work to enhance existing customer relationships and build new ones. In addition, we believe the vibrant and diversified economies in Dallas, Houston and Austin will be particularly helpful to Comerica as we seek to continue attracting and retaining talented employees.

Finally, Dallas and Texas are providing incentives that will help partially offset some of the costs associated with the move of Comerica’s headquarters.
Employee
3.	How many employees does Comerica have and how many are in Michigan? How many employees will there be following the move?

Comerica has 11,270 employees (note: number is actual people count, not FTE), including 7,539 in Michigan, 2,082 in Western (inclusive of California and Arizona), 1,351 in Texas, 162 in Florida and 136 in our other locations.

Michigan and the city of Detroit are key markets for Comerica. Comerica remains one of Southeast Michigan’s largest employers with approximately 7,300 employees across the State.

4.	How many Michigan employees will be asked to relocate?

We believe the total number of Michigan based employees directly affected by the relocation of the headquarters will be about 200 over the next three years, including certain open positions.

5.	Will Comerica continue to support the Detroit and Michigan communities?

Michigan and the city of Detroit are key markets for us. We will have approximately 7,300 employees throughout Southeast Michigan, where we intend to uphold our long-standing commitment to the local communities. We are all proud of the accomplishments we’ve achieved throughout the state and in the city of Detroit, and we recently highlighted those achievements in Comerica’s Citizenship Campaign.

Underscoring our commitment to meeting the needs of our customers and continuing our market leadership in Michigan, Comerica has appointed a long-time leader in our company – Tom Ogden – to serve as President of Comerica’s Michigan Market, reporting to Joe Buttigieg, Vice Chairman of Comerica Incorporated. Assisting Tom in this effort is a strong management team, including Mark Gregory in Middle Market, Ron Marcinelli in National Business Finance, George Richards and Elaine McMahon overseeing our Southeast Michigan Retail Bank, Mike Conway and Cheryl Derezinski in Wealth and Institutional Management, Lee Santioni in Credit Administration, Linda Forte in Business Affairs, Jim Garavaglia in Public Affairs, and Curt Brown in Outstate Michigan.

6.	What tangible actions are you taking to “accelerate growth in Texas”?

We believe that with added focus and presence, the Texas market should experience accelerated growth. For instance,
▪	From 2004 to 2006, we opened 17 new banking centers in the Texas market. We have opened 3 so far in 2007 and plan to open 6 more during the year. In 2008 and beyond, we expect to continue to accelerate our growth.

▪	Dallas, Texas is home to more than 10,000 corporate headquarters, more than any other city in the United States. We believe our business relationship model, coupled with our increased presence in the market, will differentiate Comerica from other banks and will lead to stronger growth from this segment.

▪	Similarly, Comerica’s penetration of the various customer segments is far less than what we’ve achieved in Michigan. We believe that with greater focus and attention, we will have the ability to dedicate greater resources (calling officers and relationship managers) into these businesses, which will produce an accelerated growth result.
7.	Is there a higher probability now that you will do an acquisition in Texas?

Certainly Texas is a market that we have targeted for growth, and we have stated that we will continue to look at opportunities to use acquisitions to help us fill-in our key growth markets. Like most companies, however, we do not comment on specifics regarding M&A.
Financial
8.	How will this announcement affect your 2007 outlook for non-interest expenses?

Comerica still expects low single-digit non-interest expense growth in 2007 compared to 2006.

9.	What are the total costs in implementing this decision?

Our present estimate is $15 to $20 million over a three year period. We expect the business incentives provided by Dallas and Texas to help offset some of the costs associated with the move of the headquarters.

10.	What kinds of incentives did Comerica receive from Dallas and Texas? Can you quantify those?

The types of incentives currently include grants from the Texas Enterprise Fund, economic development grants from Dallas, and certain tax abatement.

The executive management team worked closely with the Governor’s Office, the Lieutenant Governor, the Texas Speaker of the House, the Dallas Mayor’s Office, and the Greater Dallas Chamber of Commerce. The business incentives provided by Dallas and Texas will help offset some of the costs associated with the move of the headquarters.
Customers
11.	How does this announcement affect Comerica’s customers?

No effect. Comerica remains squarely focused on our customers’ needs and delivering on their expectations. The change to our corporate location will be seamless to customers across all of our divisions. There will be no effect on customer accounts, no effect on lending and credit decision making, and no effect on how their Comerica team works with customers. In short, it will be business as usual from our customers’ perspective.